UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On April 21, 2005, The Shaw Group Inc. ("Shaw" or the "Registrant") issued a press release announcing the results of its common stock offering. A copy of the press release is attached hereto as Exhibit 99.1.

Also on April 21, 2005, Shaw issued a press release announcing the results of the early tender acceptances for its outstanding 10 3/4% Senior Notes due 2010. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are furnished as Exhibits to this Current Report on Form 8-K.

99.1 Press Release dated April 21, 2005 – Shaw Announces Results of Common Stock Offering – Total Net Proceeds of $261.3 Million Include Underwriters' Overallotment Option Exercise.

99.2 Press Release dated April 21, 2005 – Shaw Announces Results of Early Tender Acceptances for Outstanding 10 ¾% Senior Notes Due 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

April 22, 2005	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 21, 2005 - Shaw Announces Results of Common Stock Offering - Total Net Proceeds of $261.3 Million Include Underwriters' Overallotment Option Exercise.
99.2	Press Release dated April 21, 2005 - Shaw Announces Results of Early Tender Acceptances for Outstanding 10 3/4% Senior Notes Due 2010.